Exhibit 99.29

AGREEMENT made this 30th day of September, 1953, among FRANK N. ROBINSON, residing at Silvermine Avenue (no street number), Norwalk, Connecticut, hereinafter called the “Agent”; LAWRENCE A. WIEN, residing at Weston Road (no street number), Weston, Connecticut; HERMAN B. GERRINGER, residing at 3957 Gouverneur Avenue, Bronx, New York; WILLIAM M. WALSH, residing at 23 Avery Street, Stamford, Connecticut; MARTIN W. BAZNER, SR., residing at Old Rockland Road (no street number), Libertyville, Illinois; BELLE DEAN, residing at 247 Ocean Drive West, Stamford, Connecticut; STANLEY R. DEAN, residing at 247 Ocean Drive West, Stamford, Connecticut; ANNA M. DONNELLY, residing at 8 Rockbridge Drive, South Norwalk, Connecticut; BERTHA FRIED, residing at 330 West 72nd Street, New York, New York; DOROTHY. JACOBSON, residing at 384 Savoy Street, Bridgeport, Connecticut; PHILIP A. JAKOB, residing at 130 East Avenue, Norwalk, Connecticut; JEAN JARVIS, residing at 29 Washington Square West, New York, New York; GLADYS P. McCLOUGHAN, residing at Twin Falls Lane, (no street number), Westport, Connecticut; ALBERT ROVEN, residing at 492 Newfield Avenue, Stamford, Connecticut; PHILIP H. SAGARIN, residing at 207 Pearsall Place, Bridgeport, Connecticut; JOSEPH SELDEN, residing at 25-05 169th Street, Flushing, New York; RAY WERME, residing at Main Avenue (no street number), Norwalk, Connecticut; MARY R. BENNETT, residing at 2 Rock Ridge, South Norwalk, Connecticut; MORRIS BRENNER, residing at 39 Eighth Street, Stamford, Connecticut; BENJAMIN BRESLOW, residing at 38 East Maple Street, New Canaan, Connecticut; MEYER BRESLOW, residing at 32 East Maple Street;, New Canaan, Connecticut; JOSEPH H. EHRENKRANZ, residing at 70 Strawberry Hill Avenue, Stamford, Connecticut; DAVID FENDLER, residing at 399 Main Street, Stamford, Connecticut; JULIAN FRANKEL, residing at Dogwood Lane (no street number), Stamford, Connecticut; SYLVIA FRANKEL, residing at Dogwood Lane (no street number). Stamford, Connecticut; SAMUEL GERRINGER, residing at 160 Vest Kingsbridge Road, Bronx, New York; FRED A. GIORCHINO, residing at 2 Rock Ridge, South Norwalk, Connecticut; HELEN P. HANAFEE, residing at Old Greenwich, (no street address), Connecticut; RUTH KARNELL, residing at 1348 Findlay Avenue, Bronx, New York; BENJAMIN A. KEELER, residing at 11 Olmstead Place, East Norwalk, Connecticut; SADIE E. KELLOGG, residing at 8 Bettswood Road, Norwalk, Connecticut; ANNE W. LEVINSON, residing at 27 Somerset Road, Brookline, Massachusetts; HENRY LIEBERMAN, residing at 55 Strawberry Hill Court, Stamford, Connecticut; FAYE LIPMAN, residing at 1 Gracie Terrace, New York, New York; LEWIS LIPMAN, residing at 1 Gracie Terrace, New York, New York; BERNARD S. MANGER, residing at 77 Glendbrook Road, Stamford, Connecticut; ALEC S. NYARY, residing at 347 East 54th Street, New York, New York; EDWARD J. O’BRIEN, residing at 74 Gregory Boulevard, East Norwalk, Connecticut; DOROTHE P. PARKER, residing at 1058 Wood Avenue, Bridgeport, Connecticut; RALPH L. PARKER, residing at 1058 Wood Avenue, Bridgeport, Connecticut; IRVING PECKERMAN, residing at 43 Norman Road, Stamford, Connecticut; EDITH PESKIN, residing at 116 West 72nd Street, New York, New York; RAYMOND W. PETRIE, residing at Seir Hill (no street address), Wilton, Connecticut; EVA SLAVIN, residing at 85 Coolidge Avenue, Stamford, Connecticut; RAE H. STEINBERG, residing at 16 Circle Street, South Norwalk, Connecticut; WILLIAM STOCKNOFF, residing at 352 Edward Avenue, Woodmere, New York; and PHILIP D. STRAUSS, residing at Mayflower Parkway (no street number), Westport, Connecticut.

W I T N E S S E T H:

WHEREAS, the Agent is or will be the owner of an undivided one-tenth (1/10) interest in the land and building known as the Fisk Building at 250-264 West 57th Street, in the Borough of Manhattan, City, County and State of New York, which interest is herein referred to as “The Property”; and

WHEREAS, the parties hereto have arranged to share the ownership of The Property, and wish to define their rights and obligations with respect thereto;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

FIRST: A joint venture is hereby formed which shall own The Property. It is acknowledged that each of the parties has contributed to the cost of The Property the amount indicated below:

Frank N. Robinson	$5,000.00	Jean Jarvis	$10,000.00
Lawrence A. Wien	45,000.00	Gladys P. McCloughan	10,000.00
Herman B. Gerringer	15,000.00	Albert Roven	10,000.00
William M. Walsh	15,000.00	Philip H. Sagarin	10,000.00
Martin W. Bazner, Sr.	10,000.00	Joseph Selden	10,000.00
Belle Dean	10,000.00	Ray Werme	10,000.00
Stanley R. Dean	10,000.00	Mary R. Bennett	5,000.00
Anna M. Donnelly	10,000.00	Morris Brenner	5,000.00
Bertha Fried	10,000.00	Benjamin Breslow	5,000.00
Dorothy Jacobson	10,000.00	Meyer Breslow	5,000.00
Philip A. Jakob	10,000.00	Joseph H. Ehrenkranz	5,000.00
David Fendler	$5,000.00	Bernard S. Manger	$5,000.00
Julian Frankel	5,000.00	Alec S. Nyary	5,000.00
Sylvia Frankel	5,000.00	Edward J. O’Brien	5,000.00
Samuel Gerringer	5,000.00	Dorothe P. Parker	5,000.00
Fred A. Giorchino	5,000.00	Ralph L. Parker	5,000.00
Helen P. Hanafee	5,000.00	Irving Peckerman	5,000.00
Ruth Karnell	5,000.00	Edith Peskin	5,000.00
Benjamin A. Keeler	5,000.00	Raymond W. Petrie	5,000.00
Sadie E. Kellogg	5,000.00	Eva Slavin	5,000.00
Anne W. Levinson	5,000.00	Rae H. Steinberg	5,000.00
Henry Lieberman	5,000.00	William Stocknoff	5,000.00
Faye Lipman	5,000.00	Philip D. Strauss	5,000.00

Lewis Lipman	5,000.00		$360,000.00

SECOND: The parties acknowledge that The Property is owned by them in undivided fractional parts as follows:

Frank N. Robinson	1/72	Jean Jarvis	2/72
Lawrence A. Wien	9/72	Gladys P. McCloughan	2/72
Herman B. Gerringer	3/72	Albert Roven	2/72
William M. Walsh	3/72	Philip H. Sagarin	2/72
Martin W. Bazner, Sr.	2/72	Joseph Selden	2/72
Belle Dean	2/72	Ray Werme	2/72
Stanley R. Dean	2/72	Mary R. Bennett	1/72
Anna M. Donnelly	2/72	Morris Brenner	1/72
Bertha Fried	2/72	Benjamin Breslov	1/72
Dorothy Jacobson	2/72	Meyer Breslov	1/72
Philip A. Jakob	2/72	Joseph H. Ehrenkranz	1/72
David Fendler	1/72	Bernard S. Manger	1/72
Julian Frankel	1/72	Alec S. Nyary	1/72
Sylvia Frankel	1/72	Edward J. O’Brien	1/72
Samuel Gerringer	1/72	Dorothe P. Parker	1/72
Fred A. Giorchino	1/72	Ralph L. Parker	1/72
Helen P. Hanafee	1/72	Irving Peckerman	1/72
Ruth Karnell	1/72	Edith Peskin	1/72
Benjamin A. Keeler	1/72	Raymond W. Petrie	1/72
Sadie E. Kellogg	1/72	Eva Slavin	1/72
Anne w. Levinson	1/72	Rae H. Steinberg	1/72
Henry Lieberman	1/72	William Stocknoff	1/72
Faye Lipman	1/72	Philip D. Strauss	1/72
Lewis Lipman	1/72

THIRD: The joint venture shall continue until The Property shall have been disposed of, in accordance with Paragraph “Fifth” hereof.

FOURTH: The record title to The Property shall remain in the name of Frank N. Robinson, but he shall act as Agent for the joint venture in such ownership, and all profits and losses arising from the ownership of The Property shall be shared by the parties in proportion to their respective fractional interests. The Agent shall have the power to deal with The Property as though he were the sole owner thereof, subject, however, to the terms of this agreement. Any action taken by the Agent with respect to The Property shall bind the joint venture. The Agent shall receive no compensation for acting as the representative of the parties.

FIFTH: The Agent shall not agree to sell, mortgage or transfer The Property, nor to modify any existing lease affecting the aforesaid premises, nor to make any new lease affecting the same, without the consent of the parties owning at least three-fourths (3/4) of The Property.

SIXTH: The Agent shall not be personally liable for any act performed in good faith, nor for anything save willful misconduct or gross negligence. The parties shall indemnify the Agent, in proportion to their interests in The Property, against any liability to which the Agent may be subjected by reason of title to The Property being in his name.

SEVENTH: If the Agent, or any successors hereinafter appointed, shall desire to terminate the agency, the Agent shall, upon accounting to his successor for all funds which have previously come into his possession, be discharged from all further liability as Agent.

In the event of the resignation, death, incompetency or other disability of the Agent during the continuance of the joint venture, the following persons shall act as his successors in the order listed:

1.	Ruth Karnell

2.	Julian Frankel

3.	Samuel Gerringer

4.	Any person of full age designated in writing by parties owning at least three-fourths (3/4) of The Property.

Such successors shall have the same rights and obligations as the Agent named herein.

Simultaneously with the execution of this agreement, the Agent shall execute a quit-claim deed covering The Property, leaving blank the name of the grantee. This deed shall be deposited in escrow, together with the original copy of this agreement, with Wien, Lane, Klein & Purcell, Esqs., 350 Fifth Avenue, New York 1, New York. Upon the appointment of a successor to the Agent pursuant to this paragraph, the name of such successor shall be inserted in the deed and the escrow shall be released. The successor shall thereupon similarly execute a deed for possible use by his successor in the same manner.

EIGHTH: The sale or transfer of the interest of any party shall not be valid unless the transferee is an individual of full age, unless a duplicate original of the written instrument evidencing such sale or transfer is delivered to the Agent for deposit with the original copy of this agreement, and unless the transferee shall accept the transfer in writing. Thereupon, the transferee shall be a member of the joint venture with the same rights and liabilities as the transferor.

NINTH: Upon the death of any party hereto, the joint venture shall continue without interruption. The deceased party may designate any individual of full age to succeed him as a member of the joint venture, and all parties agree to accept such designee in place of the deceased party. The designation shall be made in the Last Will and Testament of the deceased party or, if not so made, the executor or administrator of the deceased party shall make such designation. Any individual so designated shall accept such designation in writing, and shall then be a member of the joint venture with the same rights and liabilities as the deceased party.

In the event that any party dies and no successor for him is qualified within six (6) months after his death, the surviving parties may purchase the interest of the deceased party in the joint venture and in The Property within thirty (30) days after the expiration of such six (6) months’ period, and the surviving parties shall share in such purchase in proportion to their respective fractional interests. The price shall be the original cost of the deceased party’s interest, less any capital repaid thereon since the inception of this joint venture.

TENTH: Any dispute regarding this agreement or The Property shall be settled by arbitration in the City of New York in accordance with the rules of the American Arbitration Association then in effect, and such decision shall be binding upon all of the parties.

ELEVENTH: This agreement shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

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